Exhibit 10.1

[TRINITY MARINE PRODUCTS, INC. STATIONERY]

October 13, 2005

Mr. Jack L. Lordo
M/G Transport Services, Inc.
7000 Midland Blvd.
Amelia, OH 45102-2607

Subject:	Addendum No. 1 to Vessel Construction Contract dated September 6, 2005 ("Contract") by and between M/G Transport Services, Inc. (M/G Transport) ("Purchaser") and Trinity Marine Products, Inc. (TMP) ("Builder").

Dear Mr. Lordo,

This letter is written confirmation of our verbal communication, wherein M/G Transport Services, Inc. advised TMP, Stephen Sheridan, of its intent to place an additional order for Twenty (20) 2006 Option Barges and attach these barges to the subject Contract. Jack L. Lordo hereby affirms its Order for 2006, as more specifically described herein and pursuant to the Contract and its Exhibits. The parties’ execution of this letter confirms that the delivery dates as noted on Exhibit A Supplemental herein, are mutually agreeable and that M/G Transport Services, Inc. has accepted the Builder’s Price of as outline din Exhibit “A” Supplemental per barge.

All terms and conditions of the Contract remain unchanged and in full force and effect.

This Addendum No. 1 is submitted in duplicate. If it is an accurate reflection of our agreement for the 2006 Option Barges, please execute both copies and return one set for our files.

We appreciate your continued confidence in Trinity Marine Products, Inc. and look forward to working with you on the construction and delivery of these barges.

Sincerely,

/s/Stephen Sheridan
Stephen Sheridan
Senior Vice President, Sales

AGREED AND ACCEPTED AS TO FORM AND SUBSTANCE:

M/G Transport Services, Inc.

By:    /s/Jack L. Lordo
            Jack L. Lordo

Date:     10/26/2005

EXHIBIT A – SUPPLEMENTAL

I.	DESCRIPTION OF VESSEL:

A.	The Vessels are: Twenty (20) 195’ x 35’ x 13’ Rake Open Hopper Barges.
B.	Hull No. will be assigned when production starts.
C.	The Vessel shall be built in accordance with the following Contract Documents:

1.	This Contract
2.	Specifications, dated August 10, 2005, Exhibit “A-1"
3.	General Arrangement Dwg. No. E4185 Exhibit “A-2"
4.	Tax Exemption Form for signature

II.	PRICE AND PAYMENT SCHEDULE:

A.	The contract price for the Vessel is Four Hundred Four Thousand, Six Hundred Dollars ($404,600.00) per vessel subject to Article II of the Vessel Construction Contract to which this Exhibit is attached. The contract price quoted above is subject to plate steel surcharge if applicable.
B.	Payment due in full by wire transfer for Vessels which have been delivered and accepted at shipyard. Payment due each Friday until all Vessels have been completed. No further down payment required.

III.	PLACE OF DELIVERY:

The Vessel shall be delivered at Builder’s yard in Caruthersville, MO.

IV.	DATE OF DELIVERY:

The Date of Delivery is December, 2006. If any barges are not completed and delivered in December, 2006, contiguously they will be finished and delivered in January 2007, immediately following the barges built and delivered in December, at the same price agreed upon.

V.	Notice to Purchaser shall be addressed as follows:

M/G Transport Services, Inc. 7000 Midland Blvd. Tel: 513/943-7300 Amelia, OH 45102-2607 Fax: 513/947-4659 Attention: Mr. Jack L. Lordo

VI.	The parties’ representatives are:

A.	For Purchaser: Mr. Jack Lordo
B.	For Builder: Mr. Stephen Sheridan

EXHIBIT APPROVED BY:

Builder:        /s/SS                     (Initial)          Purchaser:       /s/JLL                     (Initial)